Exhibit 23(a)







               Consent of Independent Accountants






The Board of Directors
Brinker International, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.


                              KPMG Peat Marwick, L.L.P.



Dallas, Texas
August 19, 1994